SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2016

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c).	Appointment of President

On February 23, 2016, Jones Lang LaSalle Incorporated (the “Company”) announced that it is separating the roles of President and Chief Executive Officer and that Christian Ulbrich, currently CEO for the Company’s Europe, Middle East and Africa (“EMEA”) business segment, will become President of the Company. Colin Dyer will retain the role of CEO of the Company and continue to guide its global strategy, with a particular emphasis on IT and data strategies. Mr. Dyer will also continue to oversee LaSalle Investment Management as well as the Company’s finance, human resources, legal and marketing functions. Guy Grainger, currently UK Chief Executive, will succeed Mr. Ulbrich as EMEA CEO, and Chris Ireland will become UK Chief Executive. All changes will be effective June 1, 2016.

Mr. Ulbrich, who will report to Mr. Dyer, also will be nominated for election to the Company’s Board of Directors at its Annual Shareholders Meeting in May. As President, Mr. Ulbrich will manage the Company’s regional businesses in Asia Pacific, EMEA, and the Americas, and focus on driving growth through acquisitions.

Mr. Ulbrich, 49, joined the Company in 2005 as the Managing Director of its German business and has held the role of EMEA CEO since 2009. Prior to joining the Company, Mr. Ulbrich was the Chief Executive Officer of the HIH group of companies headquartered in Hamburg, Germany, and part of M.M. Warburg Bank. For the ten years prior to that, he held various positions within German and international banks. Mr. Ulbrich is a member of the board of directors of Vonovia SE, Germany’s largest residential real estate company. He has a Diplom Kaufmann degree in Business Administration from the University of Hamburg.

The full text of the press release announcing Mr. Ulbrich’s appointment is furnished as Exhibit 99.1 to this Report.

There are no arrangements or understandings between Mr. Ulbrich and any other person pursuant to which Mr. Ulbrich was elected as an officer. Neither Mr. Ulbrich nor any related person of Mr. Ulbrich has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Ulbrich is not related to any of the executive officers or directors of the Company.

No changes have been made to Mr. Ulbrich’s current compensatory arrangements. If any changes are made by the Compensation Committee of the Board of Directors in the future, they will be reported in a subsequent 8-K Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

99.1	Press Release dated February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2016	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated February 23, 2016